Exhibit 99.2

Media Relations:	Investor Relations:
Chris Faust	Brett Maas
FastLane Communications	Hayden Communications
973-226-4379	646-536-7331
cfaust@fast-lane.net	brett@haydenir.com

FOR IMMEDIATE RELEASE:

Onstream Media Corporation Discusses Highlights of
Fiscal Second Quarter Conference Call

POMPANO BEACH, FL – May 16, 2008 – Onstream Media Corporation (NASDAQ: ONSM), an online service provider of live and on-demand internet video, today announced key highlights from the fiscal second quarter financial results conference call, which occurred May 15, 2008.

Randy Selman, President and Chief Executive Officer of Onstream Media, commented, “During the call on May 15, we discussed our expectations for the fiscal third quarter, based on the strong sales volume we booked during April. Based on our webcasting business having the strongest April in our company’s history, and as we evaluate our volume during the early part of May and our forecast for the remainder of the quarter, we believe third quarter revenue will reach record levels. This estimate also includes the ongoing growth in our DMSP customer base and the incremental growth related to Infinite Conferencing due to increased business from software and other conferencing companies. However, it does not include the benefit of any orders from our participation in the Qwest Networx contract, although we have begun to receive requests for quotations in connection with this contract and anticipate initial orders during the second half of our current fiscal year.”

In addition, the Company’s management discussed progress on the recently introduced iEncode product, which is completing final evaluation by test customers. Management believes this product will generate approximately $25,000 in webcasting revenue per user per year, and current expectations are for initial revenue contribution during the second half of this fiscal year.

“We have put in place a compelling array of catalysts which should begin to demonstrate enhanced revenue growth during the second half of the year, contributing to a record revenue-generating third quarter,” Mr. Selman concluded. “During this second quarter call, we again reiterated our expectation of at least 40% top-line growth for the full fiscal year.”

The conference call, which occurred on May 15, is available via webcast at http://www.visualwebcaster.com/event.asp?id=48545.

About Onstream Media:

Onstream Media Corporation (NASDAQ: ONSM) is an online service provider of live and on-demand internet video, corporate web communications and content management applications. Onstream Media's pioneering Digital Media Services Platform (DMSP) provides customers with cost effective tools for encoding, managing, indexing, and publishing content via the Internet. The DMSP provides our clients with intelligent delivery and syndication of video advertising, and supports pay-per-view for online video and other rich media assets. The DMSP also provides an efficient workflow for transcoding and publishing user-generated content in combination with social networks and online video classifieds, utilizing Onstream Media’s Auction Video™ (patent pending) technology. In addition, Onstream Media provides live and on-demand webcasting, webinars, web and audio conferencing services. In fact, almost half of the Fortune 1000 companies and 78% of the Fortune 100 CEOs and CFOs have used Onstream Media's services.

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Select Onstream Media customers include: AOL, AAA, AXA Equitable Life Insurance Company, Bonnier Corporation, Dell, Deutsche Bank, Disney, National Press Club, NHL, MGM, PR Newswire, Rodale, Inc., Televisa, WireOne, Shareholder.com, and the U.S. Government. Onstream Media's strategic relationships include Akamai, Adobe, eBay, FiveAcross/Cisco and Qwest. For more information, visit Onstream Media at http://www.onstreammedia.com or call 954-917-6655.

Certain statements in this document and elsewhere by Onstream Media are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward- looking statements include, but are not limited to fluctuations in demand; changes to economic growth in the U.S. economy; government policies and regulations, including, but not limited to those affecting the Internet. Onstream Media undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in Onstream Media Corporation's filings with the Securities and Exchange Commission.

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